EXHIBIT 10.11

                       FORM OF STOCK RESTRICTION AGREEMENT

         The persons listed below have entered into the Stock Restriction Agreement set forth below in connection with the consummation of the merger of HomeSense Financial Corp. and certain of its affiliates with and into HomeGold, Inc.;

R. Joe Arnold
Matthew J. Arnold                           Elizabeth S. Jarrett
David C. Gaffney                            Elizabeth Sterling Jarrett
Larry C. Hamilton                           Robert Elliott Jarrett
John W. Neal                                William Blakely Jarrett
Ronald J. Sheppard                          Daniel E.H. Sterling
Charles D. Sides, Jr.                       Sterling Family Ltd. Partnership
Terrell E. Stubbs                           Charles Taylor Sterling
Mary Francis Wyche                          Elizabeth H. Sterling
Sarah Wyche Coenen                          John M. Sterling IV
Wyche Profit Sharing Plan                   John M. Sterling, Jr.
Bradford Wheeler Wyche                      Estate of Buck Mickel
Harriet Wyche                                  Buck A. Mickel
C.T. Wyche                                  Charles C. Mickel
Mickel Investment Group, Inc.               Charles C. Mickel, Custodian
Minor H. Mickel                             Charles C. Michel, Custodian 2
Rachelle Ellison Mickel                     Charles C. Mickel, Custodian 3
Anne Carter Shaw                            Harold E. Shaw, Jr.
Minor M. Shaw                               Harold Ellis Shaw III
Kathryn Alston Shaw                         Buck A. Mickel, Custodian for
                                               Tyler Vaughan Mickel

                           STOCK RESTRICTION AGREEMENT

         This Stock Restriction Agreement is entered into by and between the undersigned shareholders of HomeGold Financial, Inc. ("HomeGold").

         WHEREAS, HomeGold is entitled to claim net operating loss carry forwards for federal income tax purposes, the tax benefits of which will be substantial and material in the future; and

         WHEREAS, the tax benefits of the HomeGold loss carry forwards will be greatly reduced, and possibly lost entirely, if an "Ownership Change", within the meaning of Section 382(g) of the Internal Revenue Code, occurs; and

         WHEREAS, it is in the mutual best interest of the principal shareholders of HomeGold to take steps to insure that an Ownership Change will not take place and therefore each of the
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undersigned shareholders of HomeGold has agreed to the restrictions set forth below upon their purchase and sale of the shares of HomeGold.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, each of the undersigned shareholders agrees that prior to any purchase or sale of the Common Stock of HomeGold, such party will give written notice to the Company, at the address below, specifying whether such purchase or sale will be an open market transaction or a purchase by a specific person or a sale to a specific person and will not consummate such purchase or sale if the Company advises such party within five (5) days of its receipt of such written notice, that such proposed purchase or sale could reasonably be expected to create an "Owner Shift" within the meaning of Section 382(g)(2) of the Internal Revenue Code. In this connection each party will provide the Company such additional information as it may reasonably request in order to make that determination set forth above, including the identity of the proposed seller or purchaser unless it is proposed that such sale take place as a market transaction.

         The foregoing restrictions shall terminate upon any of the following:

         (a) the expiration of three years after the Closing of the merger of HomeGold and HomeSense Financial Corp.;

         (b) an Ownership Change, as defined in Section 382(g) of the Internal Revenue Code;

         (c) HomeGold shall have ceased to have at least $5,000,000 of net operating loss carry forwards; or

         (d) the HomeGold Board shall determine that the restrictions are no longer necessary.

Each of the undersigned shareholders agree that HomeGold shall be entitled to treat any attempted purchase or sale in violation of the terms of this Agreement as null and void and HomeGold shall be entitled to disregard such attempted purchase or sale. It is agreed that HomeGold's stock transfer agent may be given "stop transfer" instructions consistent with the foregoing.

         Each of the undersigned agrees to make available to HomeGold all certificates representing HomeGold stock owned by the undersigned, so that such certificates may be legended to note the restrictions imposed by this Agreement.

This Agreement may be signed in counterparts.

                                              HOMEGOLD FINANCIAL, INC.

                                              By: ____________________________